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                  [LOGO OF SPECIALTY PAPERBOARD APPEARS HERE]
                                   SPECIALTY                         EXHIBIT 10
                                  PAPERBOARD

                            CONFIDENTAIL TREATMENT
                            REQUESTED UNDER 17 CFR
                         (SS)200,80(b)(4), 200,83 and
                                240,24(b)(2).

                          Paper Procurement Agreement

THIS AGREEMENT, effective as of the first day of [*] ("Effective Date"), is by and between SPECIALTY PAPERBOARD, INC., acting through its Pressboard Products Division, a Delaware corporation (hereinafter "SPI"); and ACCO USA, INC., a Delaware corporation (hereinafter "ACCO USA"), specifically on behalf of its Ogdensburg, NY facility and the Nogales, Mexico facility of its wholly-owned subsidiary, Industrial de Carpetas Mexicana, S.A., a Mexican corporation; and ACCO Mexicana S.A. de C.V., a Mexican corporation (hereinafter ACCO MEX"); (collectively "ACCO").

WHEREAS, SPI desires to supply certain grades of paperboard needed in the manufacturing process employed by ACCO; and

WHEREAS, SPI desires a commitment as to time and quantity from ACCO in order to facilitate manufacturing scheduling; and

WHEREAS, ACCO desires to purchase grades of paperboard from SPI; and

WHEREAS, ACCO is willing to accept certain quantity commitments in order to share the economic benefits of manufacturing;

NOW, THEREFORE, in consideration of the premises and of the obligations and promises contained herein, SPI and ACCO hereby agree to wit:

1. DEFINITIONS. For purposes of this Agreement, the following words and phrases shall have the indicated meaning:

     A. "PAPER" shall mean such grades of paperboard manufactured by SPI made from virgin chemical pulp and/or recycled paperboard.

     B. "TERM" shall mean the period of time during which this Agreement is in effect.

     C. "CONTRACT YEAR" shall mean the period from April 1, [*] of each year until March of the next year during the TERM.

     D.   "GROUP I PRODUCTS" shall mean [*] and other grades as designated.

     E. "GROUP II PRODUCTS" shall mean all other products purchased by ACCO not stated above (1D) and others as developed.


                    [*] Indicates portions of text have been omitted.
                        A separate filing of such omitted text has been made with the Commission as part of Registrant's application for Confidential Treatment.

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2.   OBLIGATION OF PURCHASE AND SALE. During each CONTRACT YEAR, SPI shall sell and deliver to ACCO, [*] no more than [*] in the aggregate, of PAPER. If ACCO desires, during the term of this Agreement, to buy more than [*] of PAPER per [*] it will so notify SPI, and SPI will determine whether it is feasible to expand its production capacity sufficiently to meet such increase. SPI shall advise ACCO by written notice within fifteen (15) days of such notice [*] as to whether it commits to meet such increase. SPI's obligation to sell ACCO more than [*] of PAPER [*] is expressly conditioned upon receipt of such notice from ACCO and SPI's determination that it is feasible to meet such increase. During each CONTRACT YEAR, ACCO may request SPI to supply [*] and SPI may, at its election, supply some or all of such [*] requested. If SPI elects to supply some or all of such [*] requested by ACCO, [*] and all other terms and conditions of such purchase and sale shall be controlled by this Agreement.

3. TERM. This Agreement shall begin on [*] and expire at 11:50 p.m. EST, [*] This Agreement may be extended in the following manner: either party may notify the other in writing of its desire to continue the Agreement no sooner than [*] days and no later than [*] days prior to expiration date. If the other party indicates, in writing, acceptance of the continuation no later than [*] days after receipt of the notice, the Agreement shall continue under the same terms and conditions. If the other party does nothing or indicates rejection of the continuation, the Agreement shall expire on the expiration date.

4. PRICE. The price for each grade of PAPER purchased and sold hereunder shall be [*]SPI shall notify ACCO [*]

5. TERMS OF DELIVERY. Delivery shall be F.O.B. SPI mill unless otherwise agreed to by both parties.

6.   TERMS OF PAYMENT. The terms of payment shall be standard SPI term [*]

7. WARRANTY AND LIMITATION OF LIABILITY. SPI warrants unto ACCO that it will convey good and merchantable title to ACCO for all PAPER sold hereunder, and that the PAPER will meet the specifications that may be established and agreed upon by both ACCO and SPI from time to time. THE FOREGOING WARRANTY IS SPI'S SOLE AND EXCLUSIVE WARRANTY HEREWITH AND SHALL BE IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SPI does not warrant that any grade of PAPER sold hereunder will


                    [*] = Confidential Treatment Requested
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     possess any particular properties or characteristics or meet any specific testing after additional manufacturing by ACCO except insofar as such specifications contemplate. Unless otherwise agreed in this Agreement or the Exhibits hereto, SPI's liability for breach of warranty shall be limited to replacement of all defective PAPER. Under no circumstances will SPI be liable for any consequential damages for breach of this provision.

8.   CLAIMS PROCEDURES. Shall be as mutually agreed upon.

9.   ORDER PLACEMENT AND SCHEDULING. Shall be as mutually agreed upon.

10.  [*]

     A.   [*]

          1.   [*]

          2.   [*]

          3.   [*]

          4.   [*]

     B.   [*]

          1.   [*]

          2.   [*]


                    [*] = Confidential Treatment Requested
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               [*]
          3.   [*]

          4.   [*]

          5.   [*]

          6.   [*]

          7.   [*]

          8.   [*]

          9.   [*]

          10.  [*]



                    [*] = Confidential Treatment Requested
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             [*]
        11.  [*]

11. [*]
    [*]

    [*][*]


12. [*]
    [*]

    [*][*]

13. [*]
    [*]

                    [*] = Confidential Treatment Requested
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14.  DEFAULT

     A.   Payment of Money. If ACCO shall fail to pay SPI any sum of money
          ----------------
          pursuant to the terms of this Agreement, SPI, upon fifteen (15) days written notice, may:

          1. Suspend performance of this Agreement until all sums owing have been paid in full; or

          2. Make all further shipments subject to payment of cash in advance of cash against documents of title; or

          3. If such sum exceeds [*] and is unrelated to a quality problem and is not paid within thirty (30) days after the notice, SPI may cancel this Agreement; or

          4. Pursue any remedy to which it may be entitled by relevant law for such breach.

          5. The foregoing remedies for nonpayment are intended to be cumulative and nonexclusive.

     B.   Other Defaults. If either party shall commit any material breach of
          --------------
          its obligations hereunder, the other party may give the party in breach written notice specifying the nature and details of such breach. If the breach complained of is not cured within [*] days after such notice, the party giving such notice may, by written notice to the party in breach, terminate this Agreement effective upon the date of such notice. Termination pursuant to this paragraph shall not be construed to limit the terminating party's right to obtain a damage remedy for such breach.

15. BANKRUPTCY, RECEIVERSHIP, ETC. If either party is adjudicated as bankrupt or files a petition for voluntary bankruptcy or a voluntary petition under the Bankruptcy Act, as from time to time amended, or makes a general assignment for the benefit of creditors or a composition of creditors or consents to the appointment of a receiver of itself or of a substantial part of its property, or if an order or decree is entered by any court of competent jurisdiction appointing a receiver of either party and such receiver is not discharged within thirty (30) days from the date of his appointment, or if a petition under any Chapter of the Bankruptcy Act, as from time to time amended, is filed against either party and approved by a court as having been properly filed, and if not dismissed within thirty
     (30) days after such approval, or if any judicial proceedings by any person other than a party of this Agreement, a substantial part of either party's property shall be attached or seized under any legal process and shall not be released or discharged therefrom by giving bond or otherwise within thirty (30) days thereafter, then and in any such event the other party may terminate this Agreement.

16. FORCE MAJEURE. In the event that either party is prevented from or delayed in performing any of its obligations hereunder by reason of fire, flood, wind damage, earthquake, or other Act of God, labor dispute, civil disturbance, act of war, the


                    [*] = Confidential Treatment Requested
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     regulation, order, or request of any
     governmental entity or lack of raw material, labor, fuel, energy, or transportation beyond the control of such party, or by reason of any other cause beyond the control of such party, it shall be excused from performing the obligations so prevented or delayed fro the period of such prevention or delay; provided, however, that if in consequence of any such cause, the total demands for PAPER and other products normally produced by SPI's mills normally producing PAPER cannot be supplied by SPI from such mills, SPI may allocate the production of such mills, if any, among its then current customers and its internal users in proportion to the quantity each customer or internal users purchased during the calendar quarter preceding the quarter in which allocation began. Neither party shall be required by reason of this Agreement to operate its business during any labor dispute nor by reason of this Agreement to settle any labor dispute.

17.  [*]

     A.   [*]

     B. ACCO has the right to immediately seek cover as a result of any default by SPI under Section 14 B, or force majeure under Section 16.

     C. In the event performance by SPI is prevented due to any force majeure under Section 16 for more than ninety (90) days, ACCO shall have the option to extend the time of resumption of performance, or terminate this Agreement.


18. Any notice given pursuant to the provisions of this Agreement of relevant law shall be deemed given three (3) days after deposited in the United States Mail, postage paid, registered, and return receipt requested, or one
     (1) day after deposited, prepaid, with a receipted overnight delivery service, in each case directed to the address set forth below or such other address as each party may from time to time designate in writing:

          1.   If to ACCO:  ACCO USA, Inc.
                            South ACCO Plaza
                            Wheeling, IL  60090
                            Attn: President

               and
                            ACCO Mexicana S.A. de C.V.
                            Circuito de la Industria
                            Norte No. 6, Lerma, Mexico
                            Attn: President


                    [*] = Confidential Treatment Requested
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          2.   If to SPI:   SPECIALTY PAPERBOARD, INC.
                            Pressboard Products Division
                            Brudies Road
                            Brattleboro, VT  05301
                            Attn: President


19. WAIVER. The failure of either party to insist on strict performance of the other party's obligation hereunder on one or more occasions shall not be construed to limit the waiving party's right to insist upon strict performance of such obligation in the future nor shall it be construed as a waiver of any other provisions or obligation of this Agreement.

20. ASSIGNMENT. Neither party shall make any assignment of this Agreement or any of its rights hereunder without the prior written consent of the other party. Any assignment attempted without such consent shall be voidable by the non-assigning party.

21. GOVERNING LAW. The performance and construction of this Agreement shall be governed by the substantive laws of the State of Illinois.

22. MODIFICATIONS. This Agreement shall be modified only in writing signed by the parties. Any purchase order, acknowledgment, release form, or other document used to place or accept specific orders for PAPER or to submit any estimate of quantities desired in the future shall be used solely for the purpose of specifying quantities and grades desired and shall not be construed as adding to, deleting from, or modifying the terms of this Agreement.

23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and replaces all prior negotiations, representations, promises and agreements with respect to such subject matter.


IN WITNESS HEREOF, each party intending to be legally bound hereby, has caused this Agreement to be executed by a duly authorized representative corporation on the date set forth below.

SPECIALTY PAPERBOARD, INC.                ACCO USA, INC.

BY:    /s/ Stephen A. Steidle             BY:    /s/ David Graham
       --------------------------------          -------------------------------
TITLE: V.P. and General Sales Manager     TITLE: Director of Purchasing
       --------------------------------          -------------------------------
DATE:  July 9, 1996                        DATE: July 12, 1996
       --------------------------------          -------------------------------


                                          ACCO MEXICANA S.A. DE C.V.

                                          BY:    /s/ David Campbell
                                                 -------------------------------
                                          TITLE: Senior Vice President
                                                 -------------------------------
                                          DATE:  7/12/96
                                                 -------------------------------